Freddie Mac Loan Number: 940963698

When Recorded Mail to:
Sameer Upadhya, Esq.
Krooth & Altman LLP
1850 M Street NW
Suite 400
Washington, DC 20036

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is made effective as of the 24th day of August, 2007, by and among FS TOWNE CROSSING, L.P., a Texas limited partnership (“Original Borrower”), BOWLER HOLDINGS, L.C., a Utah limited liability company (“Bowler”), FOUNTAIN GREEN, L.C., a Utah limited liability company (“Fountain Green”), APARTMENT REIT TOWNE CROSSING, LP, a Texas limited partnership (“New Borrower”), and the FEDERAL HOME LOAN MORTGAGE CORPORATION (“Noteholder”) and is acknowledged and consented to by WENDELL A. JACOBSON (“Original Guarantor”).

RECITALS

A.	Original Borrower obtained a mortgage loan (the “Loan”) from KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation (“Original Lender”), which loan is secured by certain Land and Improvements (the “Property”), located in Mansfield, Tarrant County, Texas. The Land is more particularly described in Exhibit A, attached to this Agreement.

B.	Original Borrower executed a promissory note evidencing the Loan, dated as of October 31, 2005, in the original principal amount of $15,760,000.00, payable to Original Lender (the “Note”). The Original Guarantor guaranteed payment of certain amounts due under the Note by executing a Guaranty – Multistate dated as of October 31, 2005 (the “Original Guaranty”).

C.	To secure repayment of the Loan, Original Borrower executed and delivered to Original Lender a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the “Security Instrument”) of even date with the Note, which is recorded in the Official Records in the County of Tarrant, State of Texas (the “Land Records”) in/under Instrument Number D205323652. Any capitalized terms used in this Agreement and not defined shall have the meaning ascribed to them in the Security Instrument.

D.	The Note, Security Instrument and any other document executed by Original Borrower in connection with the Loan that will be assumed by New Borrower, all as listed on Exhibit B to this Agreement, are referred to collectively in this Agreement as the “Loan Documents”.

E.	Original Lender endorsed the Note to the order of the Noteholder and by instrument dated as of October 31, 2005 filed for record on October 31, 2005 in the Land Records in/under Instrument Number D205323653 sold, assigned and transferred all right, title and interest of the Original Lender in and to the Security Instrument and the Loan Documents to the Noteholder. The Noteholder is now the owner and holder of the Note and the Loan is serviced by KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation (the “Servicer”).

F.	The Security Instrument was further modified by a Modification to Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of November 3, 2005 and recorded in the Land Records on November 9, 2005 in/under Instrument Number D205337539.

G.	Original Borrower transferred 18.21% of its interest in the Property to Bowler on February 8, 2006 (“Unauthorized Transfer 1”), creating tenant-in-common ownership of the Property. Bowler transferred its 18.21% interest in the Property to Fountain Green on September 29, 2006 (“Unauthorized Transfer 2”). Original Borrower executed Unauthorized Transfer 1 and Original Borrower and Bowler executed Unauthorized Transfer 2 without obtaining prior approval from Noteholder as required by Section 21 of the Security Instrument. (Hereinafter, Bowler and Fountain Green shall be included in the definition of “Original Borrower”.)

H.	Original Borrower has transferred or has agreed to transfer all of its right, title, and interest in and to the Property to New Borrower (the “Transfer”).

I.	New Borrower has agreed to assume all of Original Borrower’s rights, obligations, and liabilities created or arising under the Loan Documents, with certain modifications, if any, as set forth in Exhibit C to this Agreement (the “Assumption”).

J.	Subject to the full satisfaction of all conditions set forth below, the Noteholder has agreed to consent to New Borrower’s Assumption.

K.	Original Borrower desires to be released by the Noteholder from any and all obligations and liabilities under the terms and provisions of the Loan Documents, and Noteholder has agreed to release Original Borrower from further liability (except as provided in Section 14 of this Agreement).

NOW, THEREFORE, in consideration of these premises, the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Assumption of Obligations. New Borrower covenants, promises and agrees that New Borrower, jointly and severally if more than one, will unconditionally assume and be bound by all terms, provisions, and covenants of the Loan Documents set forth in Exhibit B to this Agreement, as if New Borrower had been the original maker of the Loan Documents. New Borrower will pay all sums to be paid and perform each and every obligation to be performed by Original Borrower under and in accordance with the terms and conditions of the Loan Documents.

2. Affirmation by New Borrower. New Borrower agrees that the Loan Documents set forth in Exhibit B to this Agreement are and will be and remain in full force and effect, enforceable against New Borrower in accordance with their terms, except as modified by Exhibit C to this Agreement. The Property will remain subject to the lien, charge and encumbrance of the Security Instrument. Nothing contained in this Agreement or done pursuant to this Agreement will affect or be construed to affect the lien, charge, and encumbrance of the Security Instrument or the priority of the Security Instrument over other liens, charges and encumbrances. Nothing contained in this Agreement or done pursuant to this Agreement will release or be construed to release or affect the liability of any party or parties who may now or after the date of this Agreement be liable under or on account of the Note and the Security Instrument, except as expressly provided in this Agreement. New Borrower will be liable for the payment of all sums and the performance of every obligation required under the Loan Documents to the extent set forth in the Loan Documents as modified by this Agreement.

3. Subordination of Rights of Original Borrower and New Borrower. Any indebtedness of Original Borrower to New Borrower, or of New Borrower to Original Borrower, now or existing after the date of this Agreement, together with any interest on such debt, is hereby subordinated to any indebtedness of Original Borrower or New Borrower to the Noteholder under the Loan Documents. Any collection or receipts with respect to any such indebtedness of Original Borrower to New Borrower, or of New Borrower to Original Borrower, will be collected, enforced and received by New Borrower or Original Borrower (as applicable) in trust for the benefit of the Noteholder, and will be paid over to the Noteholder on account of the indebtedness of Original Borrower and New Borrower to the Noteholder, but without impairing or affecting in any manner the liability of Original Borrower or New Borrower under the other provisions of the Loan Documents and this Agreement. However, until the occurrence of an Event of Default under the Security Instrument, Original Borrower or New Borrower (as applicable) will be entitled to retain for its own account all payments made on account of the principal of and interest on any such indebtedness; provided no such payment is made more than ten (10) days in advance of the due date.
4. Modification of Note and Security Instrument. New Borrower and Noteholder agree that the provisions of the Loan Documents are modified as set forth on Exhibit C to this Agreement.

5. Replacement Reserve. New Borrower and Noteholder agree that a Replacement Reserve Account will be established with Servicer with payments to be made by New Borrower to such account in the amount of Three Thousand Nine Hundred Eight and No/100ths Dollars ($3,908.00) per month, in accordance with the terms and provisions of the Replacement Reserve Agreement to be executed by New Borrower and Noteholder on the same date as this Agreement. The failure of New Borrower to comply with the additional obligations contained in this Section will constitute an Event of Default under the Security Instrument, and the Noteholder will be entitled to exercise all remedies available to it under the terms of the Loan Documents. Original Borrower acknowledges and agrees that by executing this Agreement it relinquishes all right, title and interest it has or may have in the Replacement Reserve Account.

6. Repairs. No Repair Escrow is required. Original Borrower acknowledges and agrees that Noteholder is not holding any funds pursuant to the Repair Escrow, if any, executed by Original Borrower.

7. Tax and Insurance Escrow. On or prior to the execution of this Agreement, to ensure that sufficient funds are available for the payment of real estate taxes, fire, hazard insurance, or other insurance premiums, an escrow account will be established with Servicer, with payments to be made by New Borrower to such account in the amount required by Noteholder and/or Servicer. By execution of this Agreement, Original Borrower acknowledges and agrees that it relinquishes any right, title or interest it has or may have in any escrow account held by Servicer in connection with the Property.

8. Guaranty Requirements. On the date of execution of this Agreement, NNN APARTMENT REIT, INC., a Maryland corporation (jointly and severally if more than one, “New Guarantor”) will execute and deliver to Noteholder the appropriate version of the Guaranty (the “Guaranty”) under which the New Guarantor guarantees the full and punctual payment when due of the “Guaranteed Obligations” (as such term is defined in the Guaranty). The Guaranty will provide that New Guarantor is personally liable for zero percent (0%) of the outstanding principal balance of the Loan. New Guarantor automatically will become liable for one hundred percent (100%) of all amounts payable under the Loan Documents upon the occurrence of certain events more specifically set forth in the Guaranty.

9. Ratification of Original Guaranty. By signing the Acknowledgment and Consent to this Agreement where indicated below, the Original Guarantor:

a)	ratifies the guaranty under which it guaranteed payments of certain amounts under the Loan Documents (the “Original Guaranty”) only to the extent that it guaranties payments of the Borrower’s liability under Section 18 (ENVIRONMENTAL HAZARDS) of the Security Instrument arising out of conditions existing on or before the date of this Agreement (“Preexisting Conditions”); and

b)	agrees that Section 18 (ENVIRONMENTAL HAZARDS) of the Security Instrument as assumed by New Borrower and modified by this Agreement will continue to be guaranteed by the Original Guarantor as and to the full extent provided in the Original Guaranty for such Preexisting Conditions.

c)	Noteholder hereby releases Original Guarantor from any and all liability under the Original Guaranty except to the extent that the Original Guaranty guarantees payment of the Original Borrower’s liability under Section 18 of the Security Instrument arising out of Preexisting Conditions.

10.	Representations. Original Borrower represents and warrants to Noteholder:

a)	As of the date of this Agreement, the amount of the unpaid indebtedness under the Note is Fifteen Million Three Hundred Sixty Six Thousand Three Hundred Sixty Two and 47/100ths Dollars ($15,366,362.47).

b)	Interest at the rate set forth in the Note has been paid to Noteholder in full through and including August 1, 2007.

c)	All of the representations and warranties in the Loan Documents are true as of the date on which Original Borrower executes this Agreement.

d)	No Event of Default (or event which, with the giving of notice or the passage of time or both, would be an Event of Default) has occurred or is continuing under the Security Instrument.

e)	Original Borrower has no claims, offsets, defenses, or counterclaims of any kind to its performance under, or Noteholder’s enforcement of, the Note and the other Loan Documents; and to the extent any such counterclaims, setoffs, defenses or other causes of action may exist, whether known or unknown, Original Borrower waives all such items. Original Borrower acknowledges that all of Noteholder’s actions in connection with the Loan have been in compliance with the terms of the applicable Loan Documents, and Original Borrower acknowledges and agrees that Noteholder has not breached or failed to perform any duty or obligation that Noteholder may owe Original Borrower.

f)	There are no suits or actions threatened or pending against Original Borrower which affect the enforcement or validity of the Note, the Security Instrument and/or the Loan Documents.

11.	Additional Transfers. Notwithstanding the Noteholder’s consent to the Transfer of the Property to New Borrower, New Borrower understands and agrees that such consent will in no way limit or operate as a waiver of the Noteholder’s continuing rights under Section 21 of the Security Instrument.

12.	Continuing Obligations. New Borrower will execute, acknowledge and deliver Replacement Reserve Agreement and such other documents as Noteholder, or Servicer may require to document the Assumption described in this Agreement and to more fully effectuate the provisions of this Agreement. The failure of New Borrower to comply with the additional obligations contained in this Section will constitute an Event of Default under the Security Instrument, and the Noteholder will be entitled to exercise all remedies available to it under the terms of the Loan Documents.

13.	Additional Obligations.

a)	To induce the Noteholder to consent to New Borrower’s Assumption, in addition to the covenants and agreements set forth in the Loan Documents, New Borrower agrees that it will comply with the Additional Obligations set forth on Exhibit D to this Agreement, if applicable.

b)	The failure of New Borrower to comply with the Additional Obligations, if applicable, will constitute an Event of Default under the Security Instrument, and the Noteholder will be entitled to exercise all remedies available to it under the terms of the Loan Documents.

14. Release of Original Borrower; Rights of Noteholder.

a)	In reliance upon Original Borrower’s representations and warranties, the Noteholder releases Original Borrower from any and all obligations under the terms and provisions of the Loan Documents; provided, however, that Original Borrower is not released from any liability pursuant to Section 18 (ENVIRONMENTAL HAZARDS) of the Security Instrument arising out of conditions existing on or before the date of this Agreement (“Preexisting Conditions”).

b)	If any material element of Original Borrower’s representations and warranties are materially false or misleading, this release will be canceled and Original Borrower will remain obligated under the Loan Documents as though there had been no release.

c)	If at any time all or any part of any payment by Original Borrower which has been applied by the Noteholder to payment of the Loan on or prior to the date of this Agreement is or must be rescinded, repaid or returned by the Noteholder for any reason whatsoever (including, without limitation, the application of any bankruptcy, insolvency or other law), for purposes of this Agreement, to the extent that such payment is or must be rescinded, repaid or returned, such payment will be deemed to have continued to be due and payable, notwithstanding such application by the Noteholder and this Agreement will continue to be effective as to such payment as though such application by the Noteholder had not been made. Original Borrower and New Borrower will each remain liable to the Noteholder for the amount so rescinded, repaid, or returned to the same extent as if such amount had never originally been received by the Noteholder, notwithstanding any cancellation of the Note, release or satisfaction of the Security Instrument, or the cancellation of any other Loan Document.

15. Expenses. New Borrower’s execution of this Agreement will constitute New Borrower’s agreement to pay all expenses incurred by the Noteholder in connection with this Assumption, including without limitation the payment of any title endorsement costs, legal costs (including in-house legal costs) attorney’s fees, and assumption fees required by the Noteholder.

16. Miscellaneous.

a)	This Agreement will be binding upon and will inure to the benefit of the parties to the Agreement and their respective heirs, successors and permitted assigns.

b)	Except as expressly modified by this Agreement, the Note, the Security Instrument and all other Loan Documents will be unchanged and remain in full force and effect, and are hereby expressly approved, ratified and confirmed. No provision of this Agreement that is held to be inoperative, unenforceable or invalid will affect the remaining provisions, and to this end all provisions of this Agreement are declared to be severable.

c)	Time is of the essence of this Agreement.

d)	This Agreement may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

e)	This Agreement will be construed in accordance with the laws of the jurisdiction in which the Property is located.

f)	This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same document.

g)	All notices given pursuant to the Agreement must be in writing and will be effectively given if personally delivered or, if mailed, postage prepaid, certified or registered mail, return receipt requested, to the addresses of the parties set forth below or to such other address as any party subsequently may designate in writing.

17. Executed Originals. An executed original of this Agreement will be (i) attached permanently to the Note as an amendment to the Note, and (ii) recorded in the Land Records as a modification to the Security Instrument.

18. State Specific Requirements. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS NEW BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

ATTACHED EXHIBITS. The following Exhibits are attached to this Instrument:

[X] Exhibit A	Legal Description of the Land (required).
[X] Exhibit B	List of Loan Documents (required).

[X] Exhibit C Modifications to Note and Security Instrument, (required).

[ ] Exhibit D Additional Obligations of New Borrower, check if applicable.

[X] Exhibit E Modification to Assumption Agreement, check if applicable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

ORIGINAL BORROWER:

FS TOWNE CROSSING, L.P.

a Texas limited partnership

By:	MANAGEMENT SOLUTIONS, INCORPORATED
a Texas corporation General Partner
	By:	/s/ Wendell A. Jacobson

Wendell A. Jacobson President

Address for Notice to Original Borrower:
P.O. Box 400; 400 North State Street
Fountain Green, Utah 84632

State of Utah ] ]

County of Sanpete ]

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Wendell A. Jacobson, known to me to be the President of Management Solutions, Incorporated, a Texas corporation, the corporation that executed the foregoing instrument, and known to me to be general partner of FS Towne Crossing, L.P., a Texas limited partnership, that executed the foregoing instrument, and acknowledged to me that such corporation executed the same as such general partner and that such limited partnership executed the same for the purposes and consideration therein expressed.

Given under my hand seal of office this 23 day of August, 2007.

/s/ Tina Stephensen Notary Public in and for the said County and State	[Seal] Tina Stephensen [Seal] Notary Public-State of Utah [Seal] 255 West Center POB 194 [Seal] Fountain Green, UT 84632 [Seal] Comm. Exp. 08-24-2010
My Commission Expires:	Printed Name of Notary:
08-24-2010	Tina Stephensen

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ORIGINAL BORROWER:

BOWLER HOLDINGS, L.C.

a Utah limited liability company

By: /s/ R. Lynn Bowler

R.	Lynn Bowler

Manager

State of Utah ] ]

County of Salt Lake ]

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared R. Lynn Bowler, known to me to be the Manager of Bowler Holdings, L.C., the limited liability company that executed the foregoing instrument, and executed the same for the purposes and consideration therein expressed.

Given under my hand seal of office this 27th day of August, 2007.

/s/ Kristy Wardle Notary Public in and for the said County and State	[Seal] Notary Public [Seal] Kristy Wardle [Seal] My Commission Expires [Seal] January 26. 2008
My Commission Expires:	Printed Name of Notary:
1-26-08	Kristy Wardle

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ORIGINAL BORROWER:

FOUNTAIN GREEN, L.C.

a Utah limited liability company

By:	Bowler Holdings, L.C.
a Utah limited liability company, its Managing Member
	By:	/s/ R. Lynn Bowler

R.	Lynn Bowler

Manager

State of Utah ] ]

County of Salt Lake ]

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared R. Lynn Bowler known to me to be the Manager of Bowler Holdings, L.C., a Utah limited liability company, the limited liability company that executed the foregoing instrument, and known to me to be Managing Member of Fountain Green, L.C., a Utah limited liability company, that executed the foregoing instrument, and acknowledged to me that such limited liability company executed the same as such general partner and that such limited partnership executed the same for the purposes and consideration therein expressed.

Given under my hand seal of office this 27th day of August, 2007.

/s/ Kristy Wardle Notary Public in and for the said County and State	[Seal] Notary Public [Seal] Kristy Wardle [Seal] My Commission Expires [Seal] January 26. 2008
My Commission Expires:	Printed Name of Notary:
1-26-08	Kristy Wardle

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NEW BORROWER:

APARTMENT REIT TOWNE CROSSING, LP
a Texas limited partnership

By:	APARTMENT REIT TOWNE CROSSING GP, LLC
a Delaware limited liability company
General Partner
	By:	NNN Apartment REIT Holdings, L.P.
a Virginia limited partnership
Manager
	By:	NNN Apartment REIT, Inc.
a Maryland corporation
General Partner
	By:	/s/ S. Jay Olander

S. Jay Olander Chief Executive Officer

Tax identification number for New Borrower: 26-052249

Address for Notice to New Borrower:
c/o Triple Net Properties, LLC
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705

Commonwealth of Virginia, City of Richmond

BEFORE ME, the undersigned, a Notary Public in and for said City and Commonwealth, on this day personally appeared S. Jay Olander, known to me to be the Chief Executive Officer of NNN Apartment REIT, Inc., a Maryland corporation, the corporation that executed the foregoing instrument, and known to me to be general partner of NNN Apartment REIT Holdings, L.P., Manager of Apartment REIT Towne Crossing GP, LLC, general partner of Apartments REIT Towne Crossing, LP, that executed the foregoing instrument, and acknowledged to me that such corporation executed the same for the purposes and consideration therein expressed.

Given under my hand seal of office this 23rd day of August, 2007.

/s/ Brenda M. Holmes
Notary Public in and for the said County and State

My Commission Expires: 9-30-07 Printed Name of Notary: Brenda M. Holmes
Registration Number: 224930
[Seal]

CONSENTED TO BY NOTEHOLDER:

FEDERAL HOME LOAN MORTGAGE CORPORATION, a corporation organized and existing under the laws of the Unit	ed States
By: Name: Title:	/s/ Ed Gagermeier Ed Gagermeier Manager – Multifamily Portfolio Services
Date:	8/28/07

Address for Notice to Noteholder:
8200 Jones Branch Drive
McLean, Virginia 22102

State of Virginia ] ]

County of Fairfax ]

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Ed Gagermeier known to me to be the Manager – MF PS of Federal Home Loan Mortgage Corporation, the corporation that executed the foregoing instrument, and executed the same for the purposes and consideration therein expressed.

Given under my hand seal of office this 28 day of August, 2007.

/s/ Leslie R. Gallahan
Notary Public in and for the said
County and State

My Commission Expires: Printed Name of Notary:

[Seal] Leslie R. Gallahan
[Seal] Notary Public
[Seal] Commonwealth of Virginia
[Seal] My Commission Expires
[Seal] December 31, 2008
Notary Registration # 239709

ACKNOWLEDGED AND CONSENTED TO:

ORIGINAL GUARANTOR:

/s/ Wendell A. Jacobson
WENDELL A. JACOBSON

Date: 8-23-07

Address for Notice to Original Guarantor:
P.O. Box 400; 400 North State Street
Fountain Green, Utah 84632

THE STATE OF Utah, Sanpete County ss:

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Wendell A. Jacobson, known to me to be the person(s) whose name(s) he subscribed to the foregoing instrument, and acknowledge to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 23 day of August, 2007.

/s/ Tina Stephensen Notary Public in and for Sanpete County, Utah	[Seal] Tina Stephensen [Seal] Notary Public-State of Utah [Seal] 255 West Center POB 194

[Seal] Fountain Green, UT 84632 [Seal] Comm. Exp. 08-24-2010

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NEW GUARANTOR:

NNN APARTMENT REIT, INC.
a Maryland corporation

By: /s/ S. Jay Olander
S. Jay Olander
Chief Executive Officer

Date: August 23, 2007

Address for Notice to New Guarantor:
c/o Triple Net Properties, LLC

1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705

THE COMMONWEALTH OF Virginia, RICHMOND CITY ss:

BEFORE ME, the undersigned, a Notary Public in and for said City and Commonwealth, on this day personally appeared S. Jay Olander, known to me to be the Chief Executive Officer of NNN Apartment REIT, Inc., the corporation that executed the foregoing instrument, and known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said corporation and that he executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 23rd day of August, 2007.

/s/ Brenda M. Holmes
Notary Public in and for City of Richmond County, Virginia

Registration No. 224930
My expiration expires: 9-30-07

[Seal]